United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

                         September 27, 2012
Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.
(Exact Name of Registrant as Specified in Charter)

              1-6479-1
Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

666 Third Avenue
            New York, New York  10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 27, 2012, G. Allen Andreas III, a member of our Board of Directors and audit committee, resigned from our Board and its committees.  His letter of resignation, filed herewith as Exhibit 99.1, contains a description of his view of the circumstances surrounding his resignation; the Company's response is filed herewith as Exhibit 99.2.

The tax issue referenced in Mr. Andreas's letter arises from the fact that the Company is domiciled in the United States and has substantial international operations, and relates to the interpretation of certain provisions contained in the Company's loan agreements.

Upon completion of the review process, which involves consultation with its professional advisors, the Company will make any additional disclosures  deemed appropriate.

Section 9 - Financial Statements and Exhibits.

Item 9.01 - Financial Statements and Exhibits.

(d)              Exhibits

Exhibit No.	Description
99.1	Letter dated September 27, 2012 from G. Allen Andreas III to Michael J. Zimmerman.
99.2	Letter dated October 3, 2012 from Michael J. Zimmerman to G. Allen Andreas III.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC. (Registrant)

Date: October 3, 2012	By:	/s/James I. Edelson
		Name: Title:	James I. Edelson Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Letter dated September 27, 2012 from G. Allen Andreas III to Michael J. Zimmerman.
99.2	Letter dated October 3, 2012 from Michael J. Zimmerman to G. Allen Andreas III.